Exhibit 3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of February 20, 2025, by and among, Chijet Motor Company,Inc., an exempted company incorporated under laws of the Cayman Islands (the “Company”), MU, Hongwei (“Mr. MU”), Chijet Holdings Limited (“Shareholder 1”), Euroamer Kaiwan Technology Company Limited，(“Shareholder 2”),certain the shareholder of the Company named on Schedule A

RECITALS

陈述条款

WHEREAS, the Company is officially listed on NASDAQ by the merger with a company traded in NASDAQ/NYSE (the “Listing”);

鉴于，公司目前已通过与纳斯达克上市公司合并的方式上市（”上市”）;

WHEREAS, in connection with the financing and strategic collaboration post the listing, the Company, Shareholder 1, Mr. MU, Shareholder 2 set forth certain understandings between such parties, including with respect to certain voting matters.

鉴于，为开展上市后融资及战略合作业务，公司、股东1、股东2、慕先生就有关事宜达成合意，包括一些投票权事项。

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, each party hereto hereby agrees as follows on behalf of itself and any transferee or assignee of its Shares (as defined below):

基于相互约定，本协议各方兹同意代表其自身及其受让人或其股份受让方（下文中有定义说明）认同如下各条款：

1. Agreement to Vote. Each Shareholder currently or in the future hereby agrees to hold all of her, his, or its Shares subject to, and to vote such Shares at meetings of shareholders and to give written consent with respect to such Shares in accordance with, the provisions of this Agreement. In the event that any resolutions or written consents of the directors or shareholders are required for the operation and development matters of the Company, its subsidiaries and affiliates (including without limitation, Shandong Baoya New Energy Vehicle Co., Ltd.) according to memorandum and articles of association of the Company, each Shareholder and Beneficiary Owner agrees to act and vote in favor of the proposal of Mr. MU.

投票表决协议　各股东目前或将来同意，对持有其股份，依本协议条款在股东会议上投票，并且出具书面同意。在处理有关公司其子公司或关联公司（包括但不限于山东宝雅新能源汽车有限公司）经营发展事宜，而根据有关法律、法规和公司章程需要由公司股东会、董事会做出决议时，各股东和权益所有人同意均采取与慕先生一致的行动。

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2. Election of Directors. On all matters relating to the election of one or more directors of the Company, each of the Shareholders and its Beneficiary Owners shall vote at meetings of shareholders and give written consent with respect to, all their Shares, to cause the election or appointment as directors of the individual nominated or designated for appointment, as applicable, by the Mr. MU (such Persons, the “Director Designees”).

选举董事 对公司董事的选举，每一股东和其权益所有人同意在股东会投票和书面同意，确保慕先生提名或指定的个人被选举或任命为董事（该人员，为”指定董事”）。

3. Removal. On all matters relating to the removal of Director Designee, each of the Shareholders and its Beneficiary Owners shall vote at meetings of shareholders and give written consent with respect to, all of their Shares to remove from the Board any director selected for removal by the shareholders entitled to designate such director pursuant to Section 3. Any vacancy created by such removal shall be filled pursuant to Section 3.

免职 免除指定董事的董事职务时，各股东和其权益所有人应在股东会议上投票表决并发放相关书面许可并据此免除股东根据本协议第2条规定选举出的董事的董事会职务。出现董事会职务空缺后应根据第2条选出继任人。

4. Grant of Proxy. To secure their obligations with respect to their Shares in accordance with this Agreement, the Shareholders and Beneficiary Owners hereby appoint the then Mr. MU of the Company, or his desginee, as their true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Shares in favor of the matters set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the shareholders and Beneficiary Owners if, and only if, the Shareholders or Beneficiary Owners fails to vote all of such Shares or execute such other instruments in accordance with the provisions of this Agreement within fifteen (15) days of the Company’s or any other party’s written request for such Shareholder or Beneficiary Owners. The proxy and power granted by the Shareholders and Beneficiary Owners pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Shares. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.

投票权代理的授权 为保证履行本协议中规定的义务，各股东和权益所有人兹委派慕先生或其委派人为该股东或权益所有人的真实合法代理人，该代理人有独立行为的权力和完全的代理权、有权对本协议所述任何事宜投出所有赞成票。如果且仅当该股东或权益所有人无法表决其所有的股份，或无法根据本协议规定在收到公司或其他方向该股东或权益所有人发出的书面要求或书面许可后15（十五）日内进行表决或签署其他所需文书时，代理人有权代表该股东或权益所有人签署所有与本协议一致的相关文书。股东或权益所有人根据本条内容而授予的代理和代理权包含着利益关系，其将保证该方依据本协议内容履行其义务。在本协议期间，代理和代理权均不可撤销。如相关方为个人，代理和代理权应不受该方或股份其他个体持有人死亡、丧失行为能力或残疾等情况影响；如相关方为实体，代理和代理权应不受该方或其他持股实体的兼并和重组等情况影响。各方同意且了解如下内容：首先，货币赔偿金都不足以赔偿本协议违反行为的受害方；其次，本协议完全可被执行；最后，任何违约或可能的违约行为都应接受暂时或永久性禁令或限制法令处理。

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“Shares” means voting shares of the Company now held or thereafter acquired, whether beneficially or otherwise or over which such holder has voting power.

股份是指表示公司现在持有或其后收购的具有投票表决权的股份。

5. No Representation or Warranty for Fitness and Competence of Recommended Directors. Neither the Company, Shareholder or Beneficiary Owner, nor any officer, director, stockholder or shareholder, partner, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

没有任何陈述或保证说明推荐董事的资格和能力 相关方签署本协议或该方根据本协议对某提名人表决时，公司、股东、权益所有人，或任何官员、董事、股东或股份持有人、合伙人、雇员或任意一方代理等都不会就董事提名人的资格和能力做出任何陈述或保证。

6. Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages.

以实际履行方式执行 协议各方同意，本协议项下义务和责任对于保护其他协议方利益具有必要性和合理性。同时，各方明确表示同意和理解，现金赔偿不足以赔偿本协议违约行为的受害方；本协议完全可执行；除了平衡法或其他法律规定的现有其他救济方法外，任何违约或可能的违约行为都应接受暂时或永久性禁令或限制法令处理，但无需证明存在实际损失。

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7. Covenants of the Company. In so far as the Company is permitted to do so under applicable law, the Company agrees to use all commercially reasonable efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s commercially reasonable efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be reasonably necessary to protect the rights of the parties hereunder against impairment.

公司承诺 在适用法律许可的范围内，公司同意进行一切合理商业行动确保协议所授权利的效力，同时保证协议各方享受相关利益。这些行动包括但不限于公司付诸一切商业合理努力来提名选举上述董事。公司不会主动逃避或试图逃避遵守或履行公司在本协议中条款，同时将秉承诚信原则随时协助执行协议条款、保护各方协议权利不受损害。

8. Term. This Agreement shall be effective from February 20, 2025, through June 1, 2026.

有效期 本协议有效期为2025年2月20日至2026年6月1日

9. Termination. This Agreement shall terminate upon the earliest to occur of any of the following:

终止 如下情况一旦发生本协议即终止：

(a)	immediately upon a liquidation or insolvency of the Company;

公司清算或解散；或者

(b)	immediately upon the transfer of the Shares

任何一方转让其持有的股份。

10. Manner of Voting. Subject to the Articles, the voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

投票表决方式 根据本协议条款，依据协议内容的股份投票表决可本人亲自完成或由代理人完成，或出具书面许可，亦可根据适用法律许可的其他方式进行。

11. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

修订和放弃 可对本协议任何条款进行修订，同时也可放弃要求遵守本协议任何条款（完全放弃或某种情况下放弃；无论是追溯或预期性的），但都必须取得各方的书面许可。

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12. Successors and Assigns. The provisions of this Agreement shall be binding upon the successors in interest, heirs and assigns to any of the Shares.

继承人和受让人 本协议条款对利益继承人、后嗣以及股份受让人等均保持约束力。

13. Share Splits, Share Dividends, etc. In the event of any issuance of voting shares in the Company hereafter to any of the parties hereto (including, without limitation, in connection with any share split, share dividend, sub-division or consolidation of shares, recapitalization, capital reorganization or the like), such shares shall be considered “Shares” hereunder, shall become subject to the terms and provisions of this Agreement.

拆股和股份分红等 如果公司向协议任何一方发行有投票表决权的股份（包括但不限于拆股、股份分红、股份拆细，或合并、资本额调整或资本重组等），此类股份应被视为本协议定义的”股份”。

14. Governing Law and Dispute Resolution. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Hong Kong, without regard to the conflict of laws principles thereof. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through arbitration in accordance with the following provisions:

管辖法律和争议解决 本协议及各条款适用香港法律，根据香港法律进行释义及执行，不考虑其中的冲突规则问题。任何因本协议而产生的争议、异议或索赔等，或释义、违约、终止及效力等问题均应依据如下条款进行仲裁解决：

(a) A dispute may be submitted to arbitration upon the request of either party with written notice to the other (the “Notice”). The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Arbitration Centre”). There shall be three (3) arbitrators. Each party shall nominate one (1) arbitrator within thirty (30) days after the delivery of the Notice to the other party. The appointment of party nominated arbitrators shall be confirmed by the Arbitration Centre. Both arbitrators shall agree on the third arbitrator within thirty (30) days of their confirmation by the Arbitration Centre. Should either party fail to appoint an arbitrator or should the two arbitrators fail within thirty (30) days to reach agreement on the third arbitrator, such arbitrator shall be appointed by the Secretary General of the Arbitration Centre.

一方接受到另一方的书面通知（”通知”）要求后，争议问题应提交仲裁。仲裁应在香港进行，由香港国际仲裁中心（”仲裁中心”）提供支持。仲裁应包含3（三）名仲裁员。各方应在向对方发送通知后30（三十）日内任命1（一）名仲裁员。一方的仲裁员任命应在仲裁中心处获得确认。两名仲裁员应在仲裁中心确认其任命后30（三十）日内就第三名仲裁员达成一致意见。如一方无法任命一名仲裁员或如双方仲裁员无法在30（三十）日内就第三名仲裁员达成一致意见，应由仲裁中心秘书长任命仲裁员。

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(b) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Arbitration Centre at the time of the arbitration. However, if such rules conflict with the provisions of this Section 13, including the provisions concerning the appointment of an arbitrator(s), the provisions of this Section 13 shall prevail.

仲裁程序使用中英文进行行。仲裁法庭应施行《联合国国际贸易法委员会仲裁规则》，与仲裁中心在仲裁之时执行的规则一致。但是，如果这类规则与本协议第13条发生冲突，包括任命仲裁员条款方面的冲突，应遵守本协议第13条内容。

(c) Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party. The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

各方应与对方合作完全披露并完全开放所有对方在仲裁程序中所需的信息和文件等，除了双方应尽的保密责任外。仲裁成本由败诉方承担，仲裁法庭方面做出的决定除外。

(d) When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement. The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

发生任何争议或争议仲裁时，除了争议问题外，各方应继续承担各自的责任并有权根据本协议行使各自的权利。仲裁法庭的裁决为最终裁决并对各方都具有约束力，胜诉方应向具备相应司法权的法庭申请执行该裁决。

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or signature of a party delivered by facsimile, email or similar electronic transmission pursuant to which the signature of (or behalf of) such party can be seen shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by such party.

份数　本协议可生成两份或多份，各自同为正本，但所有文本构成同一份文件。一方通过传真、电子邮件或类似的电子传输方式传送的副本或签名如清楚可见，应一概视作该方已有效完成执行和传送工作。

16. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

标题和小标题 本协议中使用的标题和小标题等仅为便利性措施，在协议内容释义和理解中不作为考虑因素。

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17. Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section 18). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice with a confirmation of delivery and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

通知 依据本协议内容提请或允许的通知应以书面方式出具，可亲自或通过明日或次日邮递业务、传真、电子邮件或其它类似途径，向本协议签字页的各方签名下所示地址处（或相关方面提前15天根据本第16条发送的书面通知中说明的地址）。通过明日或次日邮递业务递送通知时，通知邮递业务须经一家国际认可的邮递商的选择其明日或次日邮递业务进行正确投递并预付费用，邮件中应包括通知以及一份邮递确认函，同时该邮件在按照上述方式递送后满两日即认为该邮件已有效送达。如通知通过传真或电子邮件发送，该通知须经一家传递机构正确投递并发送该通知，其中包括一份书面递送确认函，同时该邮件在按照上述方式递送后当日即认为该邮件已有效送达。

18. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

开支 如需启动法律诉讼或平衡法执行或释义本协议条款，除应得救济外，胜诉方还应有权获得合理金额的律师费用、成本和必要开销。

19. Enforceability; Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, or enter into a voting trust agreement under which the Shares shall be transferred to the voting trust created thereby, so as to make effective and enforceable the intent of this Agreement.

可执行性和可分割性 各协议方同意，本协议各条款应在适用法律框架下在具备效力的范围内进行释义。如果本协议任何条款在适用法律框架下被视为无效或被禁止，(a)仅该条款在适用法律框架下视为无效或被禁止，但本协议的剩余条款不因此而失去效力，同时(b)各方在适用法律的许可范围内应修订本协议，或签订投票表决信托协议将所涉股份转让到产生的表决权信托中，从而使本协议意图有效且可执行。

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20. Entire Agreement. This Agreement and the documents referred to herein (including without limitation the Purchase Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

整体协议 本协议及本协议中所提及的文件（包括但不限于购买协议）构成各协议方之间就本协议主题达成的整体协议，除本协议或协议相关文件的规定外，任何一方不采用任何形式对另一方做出担保、陈述或承诺、不对另一方承担任何责任或受其约束。

21. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party hereunder, upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to parties hereunder, shall be cumulative and not alternative.

延误或不作为 各方同意，当发生违约、不履行职责或违背本协议等情况时，任何一协议方执行任何权利、权力或救济过程中发生的延误或不作为不得损害此类权利、权力或救济、不得视为放弃此类违约、不履行职责或违背协议行为，不可视为对此行为的默认，也不可视为对此后发生的违约、不履行职责或违背协议行为的放弃。同时各方进一步统一，任何类型的放弃、允许、许可或批准等或任何一方的违约、不履行职责或违背本协议行为在本协议中的性质、某方放弃协议条款等都应按书面方式执行，且按书面方式进行清晰阐述后方具备效力。根据本协议、法律或各协议方提供的所有救济均属可积累，不是非此即彼的关系。

22. Aggregation of Shares. All shares held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

股份合计 关联实体或个人或一般管理或控制的个人或实体等持有或购买的所有股份应进行合计，以确定本协议所述权利。

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

各方特此立约，于本协议开头所述之日起执行本投票表决协议。

COMPANY:
公司：

Chijet Motor Company, Inc.

By:	/s/ Hongwei Mu
签署：
Name:	MU Hongwei
姓名：	慕宏伟
Title:	Director
职务：	董事
Address: Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands
地址：Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

各方特此立约，于本协议开头所述之日起签署本投票表决协议。

SHAREHOLDER 1:
股东1：

Chijet Holdings Limited

By:	/s/ Hongwei Mu
签署：
Name:	MU Hongwei
姓名：	慕宏伟
Title:	Director
职务：	董事
Address: P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands
地址： P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

各方特此立约，于本协议开头所述之日起签署本投票表决协议。

MR. MU:
慕先生：

MU, Hongwei
慕宏伟

By:	/s/ Hongwei Mu
签署：
Address:
地址：

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

各方特此立约，于本协议开头所述之日起签署本投票表决协议。

SHAREHOLDER 2:
股东2：

Euroamer Kaiwan Technology Company Limited

By:	/s/ Lichun Wu
签署：
Name:	WU, lichun
姓名：	吴立春
Title:	Director
职务：	董事
Address: 12/F, ASIA TRADE CENTRE, 79 LEI MUK ROAD, KWAI CHUNG, NT, Hong Kong
地址：香港新界葵涌梨木道79号亚洲贸易中心12楼

SCHEDULE A（附件A）

List of the Shareholders（股东信息列表）

Part I SHAREHOLDER（股东）

Name of the Shareholder (股东名称)	The number of Shares of the Company held by the Shareholder (股东持有公司股份数量)

Chijet Holdings Limited	2,163,477

Euroamer Kaiwan Technology Company Limited	3,301,786